Exhibit 99.1

For Immediate Release

Intelligroup® Q4 EPS Rose to $0.08 from $0.02 in Q4 2008, and
2009 EPS Rose 65% to $0.26 on Revenue of $126.5 Million

- Cash, Cash Equivalents including Short Term
Investments Rose to $23.2 million at Year-End -

- Conference Call & Webcast Today at 10:00 a.m. EST -

Princeton, NJ, February 16, 2010 – Intelligroup, Inc. (OTC BB: ITIG), an information technology and outsourcing services provider principally focused on enterprise resource planning (ERP) and extended ERP solutions, today announced operating results for its fourth quarter and year ended December 31, 2009. Intelligroup will host a conference call today at 10:00 a.m. EST to review the results.

Conference Call/Replay: Dial 800-734-8507 or 212-231-2927. Replay available until Feb. 23rd via 800-633-8284 or 402-977-9140, passcode: 21458624.

Live Webcast/archive: www.intelligroup.com/ig_events_webcasts.html or www.earnings.com; archived for 30 days.

Q4 Highlights:
  Q4 ’09 revenue increased by 3.9% to $33.0 million compared to revenue of $31.7 million in Q3’ 09, and decreased 11.6% compared to revenue of $37.3 million in Q4 '08.

  Q4 ’09 gross margin decreased to 33.7% from 34.6% in Q3 ’09 and increased compared to 32.5% in Q4 ’08.

  Q4 ’09 operating margin was 11.0% compared to 11.4% in Q3 ’09 and 7.9% in Q4 ’08.

  Foreign exchange (fx) loss of $0.2 million in Q4 ’09 compares to an fx gain of $0.03 million in Q3 ’09 and an fx loss of $1.4 million in Q4 ’08.

  Q4 ’09 net income was $3.3 million, or $0.08 per diluted share, compared to $3.6 million, $0.09 per diluted share, in Q3 ’09 and $1.0 million, or $0.02 per diluted share, in Q4 ’08.

  Cash from operating activities was $0.8 million in Q4 ’09 versus $3.3 million in Q3 ’09 and $7.9 million in Q4 2008.

  Cash and cash equivalents including short-term investments rose to $23.2 million at December 31, 2009 compared to $22.9 million at September 30, 2009 and $11.2 million at December 31, 2008.

  Intelligroup added 24 new customers globally during the quarter.
2009 Highlights:
  2009 revenue declined 19.5% to $126.5 million.

  2009 gross margin improved to 33.5% compared to 31.5% in 2008; Reflecting the revenue decline, gross profit decreased to $42.4 million.

  2009 operating margin rose to 9.4% from 7.1% in 2008; Operating income rose 7.2% to $11.9 million from 2008.

  2009 net income rose 61.5% to $10.8 million, or $0.26 per diluted share, compared to $6.7 million, or $0.16 per diluted share, in 2008.

Intelligroup Q4 2009 Results, 2/16/10	page 2

  Net cash generated by operating activities was $14.8 million in 2009 as compared to $13.2 million in 2008.

  Intelligroup added 116 new customers globally during 2009.
Intelligroup President and Chief Executive Officer, Vikram Gulati, commented, “In the face of a challenging year which impacted revenue levels, Intelligroup achieved growth across a range of financial metrics including, gross and operating margins, net income and diluted EPS, as well as cash flow generated from operations. These improvements reflect our company-wide focus on improving operational efficiencies; disciplines which we are working very hard to maintain, even in an environment of firming demand and return to sequential growth.

“Our ERP expertise and vertical focus continue to serve as two key differentiators that have enabled Intelligroup to develop a steady stream of new customer relationships, while at the same time allowing us to broaden certain existing customer engagements. Our go-to-market strategy and value-added service offerings are being recognized by existing and new customers.”

Overview of Key Operating Metrics:
	Q4' 09	Q3' 09	Q2' 09	Q1' 09	Q4' 08	2009	2008
Utilization Rate	81%	80%	78%	72%	70%	78%	71%
Billing Rates – Offshore	$22	$23	$21	$21	$24	$22	$24
Billing Rates – Onsite	$102	$101	$105	$102	$110	$103	$107
Revenue Mix – Offshore	33%	33%	32%	34%	32%	33%	30%
Revenue Mix – Onsite	67%	67%	68%	66%	68%	67%	70%
Top 10 Customer Revenue %	35%	37%	39%	36%	38%	37%	35%

Q4 Operating Results:
Q4 '09 revenues decreased 11.6% to $33.0 million, compared to $37.3 million in Q4 '08 however revenue increased by 3.9% compared to Q3 ’09. Gross margins improved to 33.7% from 32.5% in the prior year period, yet fell 0.9% sequentially, principally due to the impact of the Rupee’s appreciation against the U.S. dollar.

SG&A, including Depreciation and Amortization, decreased by 18.7% to $7.5 million in Q4 ‘09 compared to $9.2 million in Q4 ’08 and was $7.4 million in Q3 ’09.

Intelligroup recorded a foreign exchange (fx) loss of $0.2 million in Q4 ’09. This compares to an fx loss of $1.4 million in Q4 ’08 and an fx gain of $0.03 million in Q3 ’09.

Q4 ’09 net income was $3.3 million, or $0.08 per diluted share, compared to Q4 ’08 net income of $1.0 million, or $0.02 per diluted share, and Q3 ’09 net income of $3.6 million, or $0.09 per share.

Intelligroup generated cash from operating activities of $0.8 million in Q4 ’09 and $14.8 million for the full year 2009. The Company’s ability to generate higher free cash during 2009 was a result of the improved margins, an active cash management discipline as well as an expected freeing of working capital related to the decline in revenue. Intelligroup ended the year with $23.2 million of cash, cash equivalents and short-term investments, an increase of $12.0 million from year-end 2008.

Alok Bajpai, CFO, added, “During 2009 we were able to achieve a return to sequential growth quarter on quarter while delivering stronger operating margins, higher net income and EPS and forging a robust balance sheet. We have entered 2010 well positioned to participate favorably as the IT market rebounds and we continue to deliver on our operating and financial metrics.”

Intelligroup Q4 2009 Results, 2/16/10	page 3

About Intelligroup, Inc.
Intelligroup is an ERP-focused enterprise applications systems integrator providing consulting, implementation, testing, application management, infrastructure management, and other IT services for global corporations. Intelligroup possesses deep expertise and proprietary tools in industry-specific enterprise solutions and has been recognized by clients, partners including SAP and Oracle and IT industry analysts for consistently exceeding expectations. Intelligroup won the 2009 global annual Pinnacle Award from SAP, was a finalist in the Oracle 2009 Titan Awards, was recognized by NASSCOM as a Top 100 Innovator, and was named one of the World’s top outsourcing service providers on the IAOP® 2010 Global Outsourcing 100® list. Intelligroup’s global service delivery model combines onsite teams and offshore development capabilities to deliver solutions that accelerate results, reduce costs and generate meaningful ROI for clients. For more information please visit www.intelligroup.com.

Safe Harbor for Forwarding-looking Statements:
Certain statements contained herein, including statements regarding the development of services and markets, future demand for services and the effect of the share repurchases by the Company and other statements regarding matters that are not historical facts, are forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995), including future financial performance and the effect of share repurchase by the Company. Such forward-looking statements include risks and uncertainties; consequently, actual results may differ materially from those expressed or implied thereby. Factors that could cause actual results to differ materially include, but are not limited to the impact of the general economic conditions and the strength of the global economic recovery, variability of quarterly operating results, continued uncertainty of the IT market and revenues derived from application management business, uncertainty in revenues for traditional professional services offerings, loss of one or more significant customers, reliance on large projects, concentration of revenue, volatility caused by fluctuations in the currency markets, ability to attract and retain professional staff, dependence on key personnel, ability to manage growth effectively, risks associated with strategic partnerships, various project-associated risks, including termination with short notice, substantial competition, risks associated with intellectual property rights, risks associated with international operations and other risk factors detailed under the caption "Risk Factors" in Intelligroup's annual report on Form 10-K for the period ended December 31, 2008. Intelligroup disclaims any intention or obligation to update forward looking statements as a result of developments occurring after the date of this press release.

Intelligroup, the Intelligroup logo and ‘Creating the Intelligent Enterprise’, are trademarks of the Company. 4Sight, 4Sight Plus, PowerUp Services, HotPac Analyzer and Uptimizer are service marks of Intelligroup.
All other trademarks and company names mentioned are the property of their respective owners.

INVESTOR CONTACTS:
Norberto Aja, David Collins
Jaffoni & Collins Incorporated
(212) 835-8500
itig@jcir.com

(tables to follow)

Intelligroup Q4 2009 Results, 2/16/10	page 4

INTELLIGROUP, INC.
CONSOLIDATED BALANCE SHEETS
AS OF DECEMBER 31, 2009 AND 2008
(In thousands except par value)

	December 31	December 31
	2009	2008
ASSETS	(Unaudited)
CURRENT ASSETS
Cash and cash equivalents	$20,783	$10,161
Short-term investments	2,441	1,031
Accounts receivable, less allowance for doubtful accounts of $2,176
and $1,996 at December 31, 2009 and 2008, respectively	23,677	23,805
Unbilled services, less allowance for doubtful accounts of $136 and
$20 at December 31, 2009 and 2008, respectively	6,433	10,456
Deferred tax asset, current portion	644	545
Prepaid expenses and prepaid taxes	1,092	1,115
Other current assets	741	617
Total current assets	55,811	47,730
Property and equipment, net	3,085	5,041
Goodwill and intangibles	1,888	1,941
Restricted cash and investments	1,202	882
Prepaid taxes - Non-adjustable, less allowance for doubtful accounts of
$104 and $95 at December 31, 2009 and 2008, respectively	1,130	393
Deferred taxes and other assets	4,287	4,243
Total Assets	$67,403	$60,230
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
Line of credit borrowings	$—	$125
Accounts payable	1,418	1,820
Liability on derivative instruments	389	2,621
Accrued payroll and related taxes	10,899	11,609
Accrued expenses and other current liabilities	4,416	4,930
Deferred revenue, current portion	1,353	735
Tax payable	763	-
Capital lease and deferred rent, current portion	481	805
Total current liabilities	19,719	22,645
Obligations under capital lease, net of current portion	214	533
Deferred revenue, net of current portion	322	454
Other long-term liabilities	844	1,556
Total Liabilities	21,099	25,188

SHARE HOLDERS' EQUITY
Preferred stock, $.01 par value, 5,000 shares authorized, none issued or
outstanding	—	—

Common stock, $.01 par value, 65,000 shares authorized
at December 31, 2009 and 2008 & 41,137 and 42,114 shares issued
and outstanding at December 31, 2009 and 2008, respectively	411	421
Additional paid-in capital	71,090	72,089
Accumulated deficit	(23,300)	(34,100)
Accumulated other comprehensive loss	(1,897)	(3,368)

Total shareholders’ equity	46,304	35,042

Total liabilities and shareholders’ equity	$67,403	$60,230

Intelligroup Q4 2009 Results, 2/16/10	page 5

INTELLIGROUP, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(Thousands except per share data)

		THREE MONTHS ENDED DEC 31		TWELVE MONTHS ENDED DEC 31,
		2009	2008	2009	2008
		(Unaudited)		(Unaudited)
	Revenue	$32,959	$37,305	$126,518	$157,101
	Cost of revenue	$21,857	25,181	84,117	107,635
	Gross profit	11,102	12,124	42,401	49,466

	Selling, general and administrative expenses	6,884	8,471	27,984	35,938
	Depreciation and amortization	586	714	2,492	2,399
	Total operating expenses	7,470	9,185	30,476	38,337

	Operating income	3,632	2,939	11,925	11,129

	Interest income	42	37	141	297
	Interest expense	(23)	(107)	(80)	(535)
	Foreign currency transaction gain (loss), net	(159)	(1,411)	(18)	(3,126)
	Other income (expense), net	199	(43)	892	436

	Income before income taxes	3,691	1,415	12,860	8,201
	Provision for income taxes	431	418	2,060	1,512
	Net income	$3,260	$996	$10,800	$6,689

	Basic net income per share	$0.08	$0.02	$0.26	$0.16
	Diluted net income per share	$0.08	$0.02	$0.26	$0.16

	Weighted average no. of common shares
outstanding	- Basic	41,090	42,160	41,360	42,155
	- Diluted	42,099	42,580	41,733	42,387

Intelligroup Q4 2009 Results, 2/16/10	page 6

INTELLIGROUP, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR TWELVE MONTHS ENDED DECEMBER 31, 2009 AND 2008
(USD in thousands)

	TWELVE MONTHS
	ENDED DEC 31,
	2009	2008
	(Unaudited)
Cash flows from operating activities:
Net income	$10,800	$6,689
Adjustments to reconcile net income to net
Cash provided by operating activities:
Depreciation and amortization	3,075	2,759
Provision for doubtful accounts and advances	999	1,146
Stock compensation expense	588	1,055
Profit on sale of investment	(147)	—
Unrealized interest	(84)	—
Unrealized gain on investments	(553)	—
Loss on sale of fixed assets	127	—
Unrealized exchange (gain)/loss	283	2,424
Deferred taxes	(556)	(77)
Changes in operating assets and liabilities:
Accounts receivable	(26)	(1,434)
Unbilled services	3,877	742
Prepaid taxes	(683)	—
Prepaid expenses and other current assets	(188)	(1,235)
Other assets	271	(107)
Restricted cash and investments	733	3,350
Derivative liability	(2,642)	(541)
Accounts payable	(573)	(2,224)
Accrued payroll and related taxes	(829)	502
Accrued expenses and other current liabilities	(659)	297
Deferred revenue, Current portion	598	(1,659)
Deferred revenue, net of current portion	(146)	—
Income taxes payable	492	1,027
Other long-term liabilities	12	515
Net cash provided by operating activities	$14,769	$13,229

Cash flows from investing activities:
Purchase of property and equipment	(1,300)	(1,523)
Proceeds from sale of equipment	—	84
Purchases of investments	(23,882)	(3,131)
Proceeds from sale of investments	22,571	—
Net cash used in investing activities	$(2,611)	$(4,570)

Cash flows from financing activities:
Principal payments under capital leases	(242)	(569)
Stock repurchase	(1,848)	(129)
Proceeds from exercise of stock options	252	44
Net change in line of credit borrowings	—	(6,034)
Net cash used in financing activities	$(1,838)	$(6,688)

Effect of foreign currency exchange rate changes on cash	302	(229)

Net increase (decrease) in cash and cash equivalents	10,622	1,742
Cash and cash equivalents - beginning of year	$10,161	$8,419
Cash and cash equivalents - end of the period	$20,783	$10,161